                                                                   EXHIBIT 10.18


                          TECHNOLOGY LICENSE AGREEMENT


         This Agreement is made between U.S. ROBOTICS ACCESS CORP., a Delaware corporation, with principal offices at 8100 North McCormick Boulevard, Skokie, IL 60076-2999, (herein called "USR"); and 8x8, INC., a Delaware corporation, with principal offices at 2445 Mission College Blvd., Santa Clara, CA 94027 (herein called "8x8"), effective the 5th day of May, 1997 (the "Effective Date"). The parties include any affiliate of a party; an "affiliate" is defined as the parent company of a party and any company that is controlled directly or indirectly by that party or its parent company through more than fifty percent (50%) ownership, provided such affiliate agrees to be bound by this agreement.

         WHEREAS, 8x8, a developer and a supplier of videoconferencing products, intends to license certain technology to USR according to these terms and conditions; and

         WHEREAS, USR, a developer and a supplier of modems, certain information access products and other products, intends to license certain technology to 8x8 according to these terms and conditions:

         NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained hereinafter, 8x8 and USR agree as follows:

         1.      LICENSES.

                 (a) Licensed Technology. The license from 8x8 to USR covers:

                 . the technology that 8x8 has relating to videoconferencing in a standalone format (i.e. in a system that is not directly connected to a personal computer), and thus includes what 8x8 calls its "videocommunicators," i.e. ViaTV, LCD Phone and variations on them (such as the Truedox design that was also displayed during 8x8's presentation on January 21, 1997), which are herein called the "VC"; VCP chip and current variations relevant to videoconferencing like LVP, which are herein called the "VCP";

                 . any source and object code related to videoconferencing 8x8 has that will work in the VC, including H.320, H.323, H.324, and MPEG (other than on MPP or MPPex, as excluded below) and related controls of the standalone system, such as the controls from the telephone keypad, herein called the "VC Code";

                 . any technology 8x8 has developed for direct connection to the personal computer, such as DVC6 or the Vidus CompressionCam and related technology (demonstrated to USR by Sanyo, based on its nonexclusive license of technology from 8x8's subsidiary, Vidus, Inc.)

                 . all development tools applicable to the "Licensed Technology" that 8x8 can provide to USR without violating copyright or license agreements.

                 All of the technology described above is herein collectively called "Licensed Technology."

                 Excluded from the Licensed Technology is:

                 . the web browser technology developed by 8x8 with PlanetWeb, Inc.

                 . the audio code 8x8 licensed from Signal Processing Associates ("SPA")

                 . the modem technology licensed from ELSA GmbH [though 8x8 will use its best efforts to persuade each of those parties (at the request of USR) to make available such technology to USR on the same terms and conditions as such technology is available to 8x8 (in which case thereafter USR will share enhancements to technology with 8x8 as provided below for the duration that the parties are sharing enhancements)].

                 Also excluded from the Licensed Technology is:

                 . the MPP and MPPex (licensed exclusively to ESS Technology, Inc. for MPEG and CD Players), and related MPEG code and software to the extent used on MPP and MPPex; except that USR can use the MPEG on the VCP.

                 The Licensed Technology is as it exists on the Effective Date in written and electronic documents, including schematics, data base tapes, software, source and object code for delivery to USR, and, except for the foregoing, does not include delivery of any physical products; provided, however, future modifications and enhancements to the Licensed Technology pursuant to this Agreement shall become part of the "Licensed Technology."

                 (b) Grant: 8x8 will immediately deliver to USR the Licensed Technology and hereby grants to USR a nonexclusive (except as set forth in Section 4 hereof), nonassignable (except as allowed under Section 14 hereof) world-wide license to use the Licensed Technology and to make, have made, use, market and sell products containing or embodying such Licensed Technology, and enhancements as described below, including rights under any 8x8 patents or copyrights relevant thereto (including after-acquired rights).

                 USR is free to use and market the Licensed Technology as follows:

                 .        Sell systems (what 8x8 calls its
                          "videocommunicators," i.e., ViaTV, LCD Phone and variations on them) for itself (USR) or to Original Equipment Manufacturers under their brand names ("OEMs"), including selling systems without casing for incorporation into other manufacturers products such as television sets.

                 . Sell direct computer products (such as DVC6 and Compression Cam) for itself (USR) or to Original Equipment Manufacturers under their brand names

                          ("OEMs"), including selling systems for incorporation into other manufacturers products.

                 . Sell "daughter" cards or partial boards as subsystems for another manufacturer's video solution.

                 USR is free to use the 8x8 H.323 stack and the H.245 and H.223 code for incorporation into its own products of all types.

                 (c) Consideration: In consideration therefor, USR will pay 8x8 [*] immediately on execution of this Agreement.

                 (d) Royalty: On any system that USR sells that incorporates any Licensed Technology (excluding USR products in which the only use of the Licensed Technology is the incorporation of the 8x8 H.323 stack, the
H.245 code or the H.223 code), USR agrees to pay 8x8 the following royalties:

   CUMULATIVE NUMBER OF SYSTEMS SOLD BY USR UNDER THIS
                        AGREEMENT                           ROYALTY PER SYSTEM OWED 8x8 ON THOSE SYSTEMS
                        1 - 20,000                                                    [*]
                     20,001 - 40,000                                                  [*]
                     40,001 - 60,000                                                  [*]
                     60,001 - 80,000                                                  [*]
                     80,001 - 100,000                                                 [*]
                    100,001 - 120,000                                                 [*]
                    120,001 - 140,000                                                 [*]
                    140,001 - 160,000                                                 [*]
                    160,001 - 180,000                                                 [*]
                    180,001 - 200,000                                                 [*]
                    200,001 - 220,000                                                 [*]
                         >220,000                                                     [*]

                 If USR elects to manufacture the VCP, then for each such chip incorporated into a system and sold (or sold on the open market as permitted herein if the option is exercised), USR agrees to pay 8x8 the following royalties:





____________________________________________________
[*] Confidential treatment requested.





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

    CUMULATIVE NUMBER OF CHIPS SOLD BY USR UNDER THIS
                        AGREEMENT                               ROYALTY/CHIP OWED 8x8 ON THOSE CHIPS
                        1 - 20,000                                                    [*]
                     20,001 - 40,000                                                  [*]
                     40,001 - 60,000                                                  [*]
                     60,001 - 80,000                                                  [*]
                     80,001 - 100,000                                                 [*]
                    100,001 - 120,000                                                 [*]
                    120,001 - 140,000                                                 [*]
                    140,001 - 160,000                                                 [*]
                    160,001 - 180,000                                                 [*]
                    180,001 - 200,000                                                 [*]
                    200,001 - 220,000                                                 [*]
                         >220,000                                                     [*]

                 Provided, however that the chip royalty will be proportionately reduced by the die area on the chip attributable exclusively to enhancements by USR. Also, the [*] royalty on the chip is not due on any chip purchased by USR from 8x8.

                 If USR uses the 8x8 H.323 stack, the H.245 code or the H.223 code on some system other than 8x8's chip USR agrees to pay 8x8 a royalty of [*] per port (or end user customer); provided further, that USR does not owe such [*] royalty if the H.323 stack, the H.245 code or the H.223 code is developed independently of 8x8's technology in good faith ("clean room" environment) and used on systems independent of 8x8's chip; and provided further, that with this exception, the VC Code may only be used on the VCP subject to royalty above.

                 Such royalty will be paid within 45 days of the end of each USR fiscal quarter. Royalties shall not be due, and if already paid shall be credited to USR, for systems and chips sold by USR but returned by the purchaser. 8x8 is entitled to audit the records of USR through 8x8's auditor, provided that (a) such audit shall occur no more than once per year, and (b) such auditor (i) shall be acceptable to USR and (ii) shall have executed an appropriate nondisclosure agreement. If such an audit discloses a deficiency in the royalty paid of greater than five percent (5%), then USR will pay the reasonable cost of such audit plus interest on the deficiency from the time due until paid of twelve percent (12%) simple interest per annum.

                 USR will give 8x8 in the report each quarter a good faith estimate of the number of systems that were for direct computer products (DVC6 or CompressionCam).

                 (e) Grant back from USR: USR will provide 8x8 theUSR technical and other confidential and proprietary information that USR determines is necessary or useful for 8x8 to improve


____________________________________________________
[*] Confidential treatment requested.





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
the modem and speakerphone functionality for the video communicator (hereinafter "USR Information") and USR hereby grants to 8x8 a paid up, royalty-free, nonexclusive, nonassignable world-wide license to use the USR Information to make, have made, use or sell products incorporating the USR Information; provided, however, (i) such products shall include 8x8's videophone technology only, and not direct computer products such as DVC6 or CompressionCam; (ii) 8x8 shall use the USR information only for its own branded system products, and shall not sublicense or otherwise disclose the USR information to third parties for use in their products or for any other reason; and (iii) such improvements shall be included in the Licensed Technology and thereby licensed to USR for incorporation into USR's products. Notwithstanding the foregoing, in the event USR sells one or more of its products to OEMs, then 8x8 shall thereafter have the right to sell its own similar products to OEMs. Upon determining that it will sell its product(s) to OEMs, USR shall give 8x8 notice of that decision.

                 (f) Source Code: All source code licensed hereunder, whether from 8x8 to USR or from USR to 8x8, shall, in addition to the terms and conditions of this Agreement, be subject to the terms of the Source Code License in the form of Exhibit A attached hereto.

         2.      LICENSING OF ENHANCEMENTS.

         Each party agrees [*] to license to the other party any enhancements it makes to the Licensed Technology. (Such enhancements created by 8x8 shall then become Licensed Technology.) Such enhancements shall be delivered promptly upon their development, until USR discontinues the licensing of such enhancements by both parties by providing notice to 8x8 (but enhancements delivered by either party up to the date of such notice shall continue to be licensed); provided, however, that (a) 8x8 will in any event deliver the first taped out version of the VCPex, and (b) USR will in any event deliver to 8x8 the initial enhancements it makes to the VCP, VCPex, or VC relating to modem and speakerphone technology, including porting V.34 to 8x8's chip. (All such enhancements by USR are hereinafter called "USR Enhancements.") Such deliveries by 8x8 and USR, along with related development tools (to the extent delivery can be done without paying a fee to third parties or violating other agreements) will be in the same form and completeness as similar prior deliveries by 8x8 of Licensed Technology, and with engineering support as provided below. Nothing herein entitles USR to receive enhancements developed by other licensees of 8x8, and nothing herein entitles 8x8 to sublicense, distribute or otherwise disclose USR's enhancements to other licensees of 8x8; provided further that 8x8 will limit production of chips with USR Enhancements to incorporation on finished systems produced (made or have made) and sold or leased by 8x8, and in no event will 8x8 sell or otherwise make available on the open market such components in component form or on printed circuit boards for incorporation into the systems of others; and thus, the chip that 8x8 sells on the open market to its other chip customers will have deleted from it any USR Enhancements. After June 30, 2000, either party may elect to terminate sharing of enhancements developed after date of such termination.




____________________________________________________
[*] Confidential treatment requested.

         3.      ENGINEERING SUPPORT.

         8x8 will provide engineering support to USR, for all Licensed Technology, including all such technology initially delivered to USR and all enhancements. Such engineering support shall be sufficient to enable USR quickly to implement the Licensed Technology and enhancements for demonstration purposes and to enable USR to achieve its objectives of volume shipments as soon as possible. USR shall provide comparable engineering support to 8x8 for the USR Enhancements. [*] If the receiving party asks the delivering party at any time for engineers or others to travel to the receiving party's location to support the technology delivery, and the other party agrees to do so, receiving party will pay the reasonable costs associated therewith, including the traveling party's labor costs for such personnel as well as travel (coach class on the airplane), meals and lodging.

         4.      EXCLUSIVITY.

         8x8 agrees that for a period of one year beginning on the Effective Date hereof it will not grant to any third party any licenses to use the Licensed Technology, or any portion thereof, or to make, have made, use, market or sell products with such Licensed Technology, or any portion thereof, provided 8x8 may still deliver to its customers object code with chips and reference designs for boards; 8x8 may deliver to its customers example source code needed by customers for integration of 8x8's chips into customer products, including PC driver code and microprocessor controller code for controlling VCP applications (including changing display size, logo, trademark, menu, options and features); 8x8 can honor currently outstanding licenses; and 8x8 can sell to OEMs its system level products (whether partial boards, complete boards or partial or complete systems branded as the customer desires) for resale in that form or incorporated in other systems (like TV) as the customer desires. None of the delivery of source or object code to customers shall include USR Information other than as allowed in section 1(c).

         5.      VCP PRICING.

         8x8 agrees to sell VCP chips to USR (as enhanced with enhancements that become part of the Licensed Technology as described above) at a price [*]. USR is entitled to audit the records of 8x8 through USR's auditor, solely to verify 8x8 pricing, provided that (a) such audit shall occur no more than once per year, and (b) such auditor (i) shall be acceptable to 8x8 and (ii) shall have executed an appropriate nondisclosure agreement. If such an audit discloses a pricing discrepancy unfavorable to USR of greater than five percent (5%), then 8x8 will pay the reasonable costs of such audit plus interest on the discrepancy of twelve percent (12%) simple interest per annum.

         6.      WARRANTIES

                 (a) 8x8 warrants that (i) all portions of the Licensed Technology owned by third party licensors of 8x8, if any, are provided to USR hereunder pursuant to appropriate authority of those third


____________________________________________________
[*] Confidential treatment requested.

parties, and (ii) 8x8 owns all rights in and to all other portions of the Licensed Technology, free of any liens, claims, encumbrances or other restrictions that would impair USR's rights under this Agreement. The foregoing warranties exclude any warranty that the Licensed Technology does not infringe the intellectual property rights of any third party. However, 8x8 warrants that to the best of its knowledge the Licensed Technology does not infringe the intellectual property rights of any third party.

                 (b) 8x8 warrants that the Licensed Technology shall be free of material defects and shall function in conformance with its published documentation and other specifications customarily provided to 8x8's licensors for a period of thirty (30) days from the date of delivery of the Licensed Technology. During such thirty-day period, USR may return the Licensed Technology to 8x8 for a full refund of all moneys paid to 8x8 hereunder if USR is not satisfied with the Licensed Technology.

                 (c) 8x8 represents and warrants that as of the effective date of this agreement it has received no notice that the Licensed Technology infringes any patent, copyright, trade secret or other intellectual property right (collectively "Intellectual Property Rights") of any third party, though 8x8 has incorporated a patent license from DSP Group and is considering negotiating licenses of patents possibly applicable to G.723 (and USR would need to consider negotiating similar licenses for its benefit). 8x8 will immediately advise USR of any such notice received by 8x8 in the future as it applies to Licensed Technology, and whether the enhancement was done by 8x8 or USR; likewise, USR will notify 8x8 of any notice USR receives where there is a claim that applies to Licensed Technology, and whether the enhancement was done by 8x8 or USR. Each party bears the risk that some party claims or sues it with respect to alleged infringement of intellectual property rights of others; provided that the other party will cooperate in such litigation to the extent it can be helpful in defending against such claims of other third parties.

                 (d) EXCEPT AS SET FORTH IN SECTIONS 6(a), (b) AND (c) ABOVE, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO THE QUALITY, PATENTS OR COPYRIGHTS OF ANYTHING DELIVERED HEREUNDER AND ENHANCEMENTS, EXCEPT AS SPECIFIED IN THIS AGREEMENT. EACH PARTY MAKES NO INDEMNITY IN THE EVENT THAT THE OTHER PARTY IS SUED FOR ANYTHING RELATED TO THE LICENSED TECHNOLOGY OR ENHANCEMENTS HEREUNDER EXCEPT AS SPECIFIED IN THIS AGREEMENT, BUT EACH PARTY WILL COOPERATE IN THE EVENT OF SUCH LITIGATION TO ASSIST THE OTHER PARTY TO DEFEND SUCH LITIGATION. THE PARTIES SPECIFICALLY DISCLAIM LIABILITY FOR CONSEQUENTIAL DAMAGES.

         7. CONFIDENTIAL INFORMATION. The parties will keep confidential any information provided to it by the other party that is proprietary to the other party and marked confidential; provided such information shall not be considered proprietary once it is in the public domain by no fault of the other party. Such confidentiality will be maintained by the other party with the same care that such party would use for its own confidential information, but in any event with reasonable care.

         8. RECRUITING. Until such time as the parties cease to share enhancements, each party agrees not to directly solicit the employment, either temporary, full time or consultancy, of any person after the effective date who was employed by the other party within one year of the date of such potential hiring.

         9. COMPLETE AGREEMENT. This is a complete agreement binding upon the parties, their heirs, successors and assigns. It may only be modified in writing signed by officers of both parties.

         10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, excluding its choice-of-law provisions.

         11. PUBLIC STATEMENTS. The parties agree immediately to publish a joint press release stating that Licensee has licensed 8x8's videoconferencing technology, and 8x8 endorses USR's "x2" and related technologies. Further, either party is free to file with the SEC any document required to be filed there on advice of counsel (redacted in a form advised by counsel). Other public statements and press releases related to this licensing agreement are subject to approval in advance by both parties; neither party shall use the name of the other party without advance approval.

         12. INDEPENDENT CONTRACTORS. The parties are independent contractors, and nothing herein shall be deemed to create any agency, joint venture or partnership relationship between them. Neither party shall have the right to bind the other to any obligation, nor have the right to incur any liability on behalf of the other.

         13. FORCE MAJEURE. Neither party shall be liable to the other for delay or failure to perform if and to the extent such delay or failure to perform is due to causes beyond the reasonable control of the party affected.

         14. ASSIGNMENT. Neither party shall assign this Agreement or its rights hereunder without the prior written consent of the other party, except to an affiliate of that party; provided, however, in the event of a change in control of one party through a merger, consolidation or other business combination or acquisition by or with a person or entity a material portion of whose business is the sale or licensing of products that are competitive with products of the other party, the other party shall have the right to terminate the licenses granted by both parties hereunder. Notwithstanding the foregoing, 8x8 agrees that USR's parent company's merger transaction with 3COM, as previously announced to the public, does not give rise to any such termination right of 8x8.

         15. NON-WAIVER. No course of dealing or failure of either party to enforce strictly any term, right, obligation or provision of this Agreement shall be construed as a waiver of such provision.

         16. SEVERABILITY. If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from the Agreement and replaced by a valid and enforceable provision that achieves, as much as possible, the same purpose, and the remaining provisions of the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement.

U.S. ROBOTICS ACCESS CORP.                 8x8, INC.


By: /s/ Michael S. Seedman                 By: /s/ Joe Parkinson
   ----------------------------------         ---------------------------------

Name:  Seedman                             Name: Joe Parkinson
     --------------------------------           -------------------------------

Title:  SVP-GM                             Title: Chairman
      -------------------------------            ------------------------------

Date: May 12, 1997                         Date: May 5, 1997
     --------------------------------           -------------------------------

                                   EXHIBIT A

                              SOURCE CODE LICENSE


         This Source Code License ("License") is effective this _____ day of ____________, 19__, by and between ___________________________ ("Licensor") and
___________________________ ("Licensee"). This License is an addendum to the Technology License Agreement between the parties dated _______________ ("Agreement"), and all Source Code licensed hereunder is subject to all terms and conditions of that Agreement as well as those terms and conditions set forth below. In the event of any conflict or inconsistency between the Agreement and this License, this License shall take precedence.

         1. License Grant. Licensor grants to Licensee, and Licensee accepts, a license to use internally and copy the Source Code described in
Exhibit I attached hereto solely for the purpose of developing the products described in the Agreement.

         2.      Restrictions.

                 2.1 Licensee may make a reasonable number of copies of the Source Code solely for its own internal use under the terms of this License, provided that all legal notices set forth on the Source Code are reproduced on such copies.

                 2.2 Licensee shall limit access to the Source Code to those of its employees who have a need to know for the purpose of enabling Licensee to perform under this License and the Agreement. Licensee shall ensure that all of its employees given access to the Source Code shall be bound by Licensee's standard confidentiality agreement, copies of which may be requested by Licensor upon demand, and which shall contain nondisclosure and usage restrictions consistent with those set forth herein.

                 2.3 Except in furtherance of the license granted above, Licensee shall not (i) modify, alter or prepare derivative works based on the Source Code or (ii) engage in or cause the reverse engineering, disassembly or decompilation or similar manipulation of the Source Code. Further, Licensee acknowledges that it shall not lend, sell, assign, sublicense, lease, hypothecate, disclose, disseminate or otherwise transfer the Source Code to any third party in any media or permit any third party to use, execute, reverse engineer, disassemble, decompile or engage in any similar manipulation of the Source Code or any part thereof.

                 2.4 Notwithstanding the earlier termination of this License, the obligations of this section shall remain in effect until such time as the Source Code becomes publicly known, through no act or failure to act on Licensee's part.

         3. Ownership of Source Code. Source Code and all copies, in whole or in part, and all additional materials provided therewith, as described in Exhibit I, are and shall remain the property of Licensor. This Agreement grants no rights other than those set forth herein.

         4. Export Control. Both parties recognize that an export license must be obtained before the Source Code can be exported and will make all reasonable efforts to obtain such license. Licensee will not transfer any technical information that it receives from Licensor or products made using such information to any country prohibited from obtaining such data by the U.S. Department of Commerce Export Administration Regulations without first obtaining a validated export license, and Licensee will otherwise comply with all export control laws and regulations of the United States.

         5. General. This Agreement shall be governed by the laws of the State of Delaware. This License and the Agreement collectively comprise the complete and exclusive agreement between the parties relating to this subject matter and no amendments shall be effective unless in a writing signed by both parties.

LICENSOR:                                  LICENSEE:


By:__________________________________      By:_________________________________

Name:________________________________      Name:_______________________________

Title:_______________________________      Title:______________________________

Date:________________________________      Date:_______________________________

                                   EXHIBIT I
                                       TO
                              SOURCE CODE LICENSE


Source Code to be provided by Licensor:





Additional materials to be provided by Licensor: